UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2023

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2023, the Board of Trustees (the “Board”) of Elme Communities (the “Trust”) increased the number of trustees from six to seven and appointed Susan Carras to serve as a member of the Board until the 2024 annual meeting of shareholders and as a member of the Compensation Committee and Corporate Governance/Nominating Committee, effective immediately.

Susan Carras is a senior managing director, Capital Markets, America, at Jones Lang LaSalle Incorporated (“JLL”), a position she has held since JLL’s 2019 acquisition of HFF. Ms. Carras served as co-head of HFF’s Washington, DC office from 2011 until HFF’s acquisition by JLL. Prior to HFF, she was a principal and managing director at Sonnenblick Goldman where she served on the operating committee and founded and headed offices in Washington, DC and Tampa, FL. Earlier in her career, she was with the Real Estate Finance Division of Chase Manhattan Bank. Ms. Carras received a BA, magna cum laude with departmental honors, from Lafayette College and a Diploma in Real Estate Analysis and Appraisal from New York University. Ms. Carras is active in the Urban Land Institute serving on the Urban Development and Mixed-Use Council Blue Council and as co-chair of the Washington Full Member Engagement Committee. She is a past recipient of the Greater Washington Commercial Association of Realtors Top Financing Award and Top Sales Award for the Washington, DC Metro and has been recognized by Real Estate Forum as a Women of Influence, by Bisnow as a Women of Influence in Commercial Real Estate, by Connect Media’s Women in Real Estate and by Commercial Observer as a Power Player of Washington, DC. She currently serves on the board of directors for Blackstone Real Estate Income Trust (BREIT).

As a member of the Board, Ms. Carras will be entitled to certain compensation that all of the Trust’s independent trustees receive, including a $55,000 annual cash retainer, a $100,000 annual common share grant and an aggregate $15,000 annual cash retainer for her service on the Compensation and Corporate Governance/Nominating Committees, each of which will be prorated for Ms. Carras’ first year of service on the Board.

In connection with her election to the Board, the Trust will enter into an indemnification agreement with Ms. Carras (the “Indemnification Agreement”). Subject to certain terms and conditions, the Indemnification Agreement generally requires the Trust to indemnify Ms. Carras against any and all judgments, penalties, fines, settlements and reasonable expenses actually incurred by or on behalf of Ms. Carras in connection with any threatened, pending or completed legal proceeding arising by reason of her status as a trustee of the Trust. The description is not complete and is subject to and qualified in its entirety by reference to the Form of Indemnification Agreement filed as Exhibit 10(nn) to the Trust's Current Report on Form 8-K filed on July 27, 2009, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Trust on September 13, 2023 to announce the appointment of Susan Carras to the Board as discussed above is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release issued September 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Senior Vice President, Chief Accounting Officer

September 13, 2023
(Date)